Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Michigan Premium Income Municipal Fund, Inc.
33-51162
811-7116

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment Policies are as follows:

To approve the elimination of the fundamental policies relating to investments in municipal securities and below investment
grade securities.
 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
   For
               3,873,336
                    1,182
   Against
                  243,535
                       220
   Abstain
                  159,615
                         50
   Broker Non-Votes
                  993,148
                       462
      Total
               5,269,634
                    1,914



To approve the new fundamental policy relating to investments in municipal securities.


   For
               3,907,837
                    1,190
   Against
                  220,629
                       200
   Abstain
                  148,020
                         62
   Broker Non-Votes
                  993,148
                       462
      Total
               5,269,634
                    1,914



To approve the elimination of the fundamental policy relating to commodities.


   For
               3,801,245
                    1,018
   Against
                  274,363
                       372
   Abstain
                  200,878
                         62
   Broker Non-Votes
                  993,148
                       462
      Total
               5,269,634
                    1,914



To approve the new fundamental
 policy relating to commodities.


   For
               3,813,957
                    1,006
   Against
                  260,868
                       384
   Abstain
                  201,661
                         62
   Broker Non-Votes
                  993,148
                       462
      Total
               5,269,634
                    1,914



To approve the elimination of the fundamental policies relating to derivatives and short sales.


   For
               3,816,398
                    1,024
   Against
                  262,935
                       366
   Abstain
                  197,153
                         62
   Broker Non-Votes
                  993,148
                       462
      Total
               5,269,634
                    1,914



To approve the elimination of the fundamental policies prohibiting investment in other investment companies.


   For
               3,833,738
                    1,035
   Against
                  287,830
                       376
   Abstain
                  154,918
                         41
   Broker Non-Votes
                  993,148
                       462
      Total
               5,269,634
                    1,914

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012611.